UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 18, 1999


                              eVision USA.Com, Inc.
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             (Exact name of registrant as specified in its charter)



             Colorado                0-17637                45-0411501
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    (State or other jurisdiction  (Commission File No.)   (I.R.S. Employer
       of incorporation)                                 Identification No.)




               1700 Lincoln Street, Suite 3200, Denver, CO   80203
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              (Address of principal executive offices)    (Zip Code)


                                 (303) 860-1700
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              (Registrant's telephone number, including area code)





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Item 5.  Other Events

Secutron Corp. ("Secutron"), which is indirectly a majority owned subsidiary of eVision USA.Com, Inc. ("the Company"), and the other named defendants have entered into an agreement to settle the lawsuit by Anthony R. Kay and ARK Consulting Services, Inc. (jointly hereinafter referred to as "Mr. Kay") that was filed on July 30, 1998, in the District Court for the City and County of Denver, Colorado, and that is described in Item 3 of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998. The estimated net effect to the Company of the settlement on the Company's reported operating results for the period ended June 30, 1999, after giving consideration to income taxes, accrued expenses, and insurance contributions, is less than $200,000.

Pursuant to the terms of the settlement, Secutron has paid Mr. Kay $400,000 in cash and the Company agreed to issue Mr. Kay 550,000 shares of the Company's Common Stock. In addition, the Company has agreed to register Mr. Kay's shares of the Company's Common Stock for resale. The Company and the other defendants have also agreed that if Mr. Kay does not receive a net amount of at least $325,000 from the sale of the Common Stock, Secutron and the other defendants will pay Mr. Kay the difference between what Mr. Kay does receive and $325,000 or provide Mr. Kay with additional shares of the Company's Common Stock to make up the deficiency based upon the then current trading prices of the Common Stock. If Mr. Kay does not realize $325,000 from the sale of all of the Common Stock by April 1, 2000, Mr. Kay is entitled to receive the deficiency in cash. Any sales by Mr. Kay of the Company's Common Stock must be made in a commercially reasonable manner. As part of the agreement, all of the common stock of Secutron held by Anthony R. Kay and his family, which approximates 5% of the outstanding common stock of Secutron, were returned to Secutron and the other defendants or their assigns. In addition, ARK Consulting Services, Inc. agreed to cancel the contract that required payments to ARK Consulting Services, Inc. of $10,000 per month through the year 2010.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits.

     Exhibit 10.1 -- Settlement Agreement, Purchase and Sales Agreement, and Mutual General Release



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


    Date:  September 24, 1999               eVISION USA.COM, INC.



                                            By:/s/ Robert H. Trapp
                                               ---------------------------------
                                               Robert H. Trapp,
                                               Managing Director











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